Exhibit 5.1

[LETTERHEAD OF HOLME ROBERTS & OWEN LLP]

September 18, 2009

Newmont Mining Corporation
Newmont USA Limited
6363 South Fiddlers Green Circle
Greenwood Village, Colorado 80111

Re:	Newmont Mining Corporation $900,000,000 principal amount 5.125% Senior Notes due October 1, 2019, and $1,100,000,000 principal amount 6.250% Senior Notes due October 1, 2039

Ladies and Gentlemen:

We have acted as counsel to Newmont Mining Corporation, a Delaware corporation (the “Company”), and Newmont USA Limited, a Delaware corporation (the “Guarantor”), in connection with (i) the Registration Statement on Form S-3 (Registration No. 333-161915) (the “Registration Statement”) filed by the Company and the Guarantor with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and (ii) the Prospectus, dated September 15, 2009, constituting a part of the Registration Statement (the “Base Prospectus”), and the Prospectus Supplement, dated September 15, 2009 (the “Preliminary Prospectus Supplement”), and the Prospectus Supplement, dated September 15, 2009 (the “Final Prospectus Supplement,” and together with the Base Prospectus and the Preliminary Prospectus Supplement, the “Prospectus”), relating to the issuance and sale from time to time by the Company of $900,000,000 principal amount 5.125% Senior Notes due October 1, 2019 (the “2019 Notes”) and $1,100,000,000 principal amount 6.250% Senior Notes due October 1, 2039 (the “2039 Notes and, together with the 2019 Notes, the “Notes”). The Notes will be guaranteed by the Guarantor. The Notes are to be issued and sold from time to time as set forth in the Prospectus and any amendments or supplements thereto.

All capitalized terms that are not defined herein shall have the meanings assigned to them in the Registration Statement.

Newmont Mining Corporation
Newmont USA Limited
September 18, 2009

In connection with the Company’s preparation and filing of the Registration Statement and the Prospectus, we have examined originals or copies of all documents, corporate records or other writings that we consider relevant for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures on all original documents, the legal competency of each individual executing any such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies of originals. As to matters of fact not directly within our actual knowledge, we have relied upon certificates and other documents from public officials in certain jurisdictions.

In connection with this opinion, we have examined the following documents:

i. The Registration Statement and the Prospectus;

ii. The Certificate of Incorporation of the Company, as amended to date, certified as of a recent date by an officer of the Company (the “Company Certificate”);

iii. The Bylaws of the Company, as amended to date, certified as of a recent date by an officer of the Company (the “Company Bylaws”);

iv. The Certificate of Incorporation of the Guarantor, as amended to date, certified as of a recent date by an officer of the Company (the “Guarantor Certificate”);

v. The Bylaws of the Guarantor, as amended to date, certified as of a recent date by an officer of the Company (the “Guarantor Bylaws”);

vi. The Indenture, dated as of September 18, 2009 (the “Base Indenture”), by and among the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”);

Newmont Mining Corporation
Newmont USA Limited
September 18, 2009

vii. The First Supplemental Indenture, dated as of September 18, 2009 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and among the Company, the Guarantor and the Trustee;

viii. The form of Global Note for the 2019 Notes, dated as of September 18, 2009 (the “2019 Global Note”), made by the Company, and payable to the order of Cede & Co;

ix. The form of Global Note for the 2039 Notes, dated as of September 18, 2009 (the “2019 Global Note” and, together with the 2039 Global Note, the “Global Notes”), made by the Company, and payable to the order of Cede & Co;

x. The Guaranty for the 2019 Notes, dated as of September 18, 2009 (the “2019 Guaranty”), to be annexed to the 2019 Global Note, made by the Guarantor for the benefit of the Trustee and the holder of the 2019 Notes;

xi. The Guaranty for the 2039 Notes, dated as of September 18, 2009 (the “2039 Guaranty” and, together with the 2019 Guaranty, the “Guaranties”), to be annexed to the 2039 Global Note, made by the Guarantor for the benefit of the Trustee and the holder of the 2039 Notes;

xii. The Underwriting Agreement, dated as of September 15, 2009 (the “Underwriting Agreement”), among the Company, the Guarantor and Deutsche Bank Securities Inc. and UBS Securities LLC, as Representatives of the several Underwriters listed in Schedule 1 thereto (collectively, the “Representatives”);

xiii. Resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof (the “Company Board”) authorizing the issuance and sale of the Notes and the execution and delivery by the Company of the Underwriting Agreement, the Indenture and the Global Notes and the performance by the Company of its obligations thereunder, certified as of a recent date by an officer of the Company (the “Company Resolutions”);

xiv. Resolutions adopted by the Board of Directors of the Guarantor (the “Guarantor Board”) authorizing the execution and delivery by the Guarantor of the Underwriting Agreement, the Indenture and the Guaranties and the performance by the Guarantor of its obligations thereunder, certified as of a recent date by an officer of the Guarantor (the “Guarantor Resolutions”);

Newmont Mining Corporation
Newmont USA Limited
September 18, 2009

xv. Such other records of the corporate proceedings of the Company and Guarantor that we considered necessary or appropriate for the purpose of rendering this opinion;

xvi. Such other certificates and assurances from public officials, officers and representatives of the Company and the Guarantor that we considered necessary or appropriate for the purpose of rendering this opinion; and

xvii. Such other documents that we considered necessary or appropriate for the purpose of rendering this opinion.

On the basis of the foregoing examination, our reliance thereon, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that (subject to compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, and to compliance with such securities or “blue sky” laws of any jurisdiction as may be applicable, as to which we express no opinion):

When (a) the Global Notes have been completed, executed, authenticated and delivered in accordance with the provisions of the Indenture and the Underwriting Agreement against payment of the consideration therefor, and (b) the Guaranties have been delivered in accordance with the provisions of the Indenture and the Underwriting Agreement:

(i) the Notes will constitute legal, valid and binding obligations of the Company, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent or preferential transfers or conveyances) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law; and

Newmont Mining Corporation
Newmont USA Limited
September 18, 2009

(ii) the Guaranties will constitute legal, valid and binding obligations of the Guarantor, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent or preferential transfers or conveyances) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

For purposes of this letter, we have assumed that, at the time of issuance, sale and delivery of the Notes and the Guaranties: (a) no stop order shall have been issued by the Commission relating to the Registration Statement, (b) the Notes and the Guaranties shall have been issued and sold in compliance with all applicable federal and state securities and “blue sky” laws, including, without limitation, the Act, (c) the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, (d) the agreed consideration for the Notes and the Guaranties under the Underwriting Agreement shall have been paid, (e) no change in law affecting the validity, legally binding character or enforceability of the authorization of the issuance and sale of the Notes by the Company or the authorization of the issuance and sale of the Guaranties by the Guarantor shall have occurred, (f) the form of the Indenture (including, without limitation, the form of 2019 Note and the form of 2039 Note to be issued thereunder) and the form of Guaranties shall not have been modified, (g) the Notes shall have been issued in accordance with the Indenture, which shall constitute the legal, valid and binding obligations of the parties thereto (other than the Company and the Guarantor), (h) upon the issuance of the Notes, the amount of Notes outstanding shall not exceed the amount authorized by the Company Board and the amount of Guaranties outstanding shall not exceed the amount authorized by the Guarantor Board, (i) the Company Certificate and the Company Bylaws and the Guarantor Certificate and the Guarantor Bylaws shall not have been modified or amended in any respect that would affect this opinion and will be in full force and effect, and (j) the Company Resolutions and the Guarantor Resolutions shall not have been modified or amended in any respect that would affect this opinion and will be in full force and effect.

The opinions expressed herein are limited to the laws of the State of New York, and the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) (the “DGCL”) and the federal laws of the United States of America.

Newmont Mining Corporation
Newmont USA Limited
September 18, 2009

This opinion may be filed as part of the Company’s Current Report on Form 8-K to be filed for the purpose of including this opinion as part of the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law. This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters. The opinions expressed herein may not be quoted in whole or in part or otherwise used or referred to in connection with any other transactions.

Very truly yours,

/s/ HOLME ROBERTS & OWEN LLP